UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2024
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LUNA INNOVATIONS INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 1st Street SW,	Suite 200	24011
Roanoke,	VA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (540) 769-8400
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LUNA	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Richard Roedel as Interim Executive Chairman, Interim President and Member of the Board

On July 12, 2024, Richard Roedel, the Interim Executive Chairman, Interim President and member of the Board of Directors (the “Board”) of Luna Innovations Incorporated (the “Company”), notified the Company of his resignation, effective immediately. Mr. Roedel’s resignation is the result of personal health reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with his resignation, Mr. Roedel is not entitled to receive any severance or other benefits upon his separation from the Company. On July 16, 2024, Warren B. (Barry) Phelps III was appointed non-executive Chair of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated
By: /s/ Ryan Stewart
Name: Ryan Stewart
Title: SVP, General Counsel and Corporate Secretary
Date: July 18, 2024